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                                                                    EXHIBIT 4.1

                     [Park National Corporation Letterhead]






                                 March 26, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re: Park National Corporation - Annual Report on Form 10-K for the fiscal year ended December 31, 2002

Ladies and Gentlemen:

         Park National Corporation, an Ohio corporation ("Park"), is today executing and filing an Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Form 10-K").

         Pursuant to the instructions to Item 601(b)(4)(iii) of Regulation S-K, Park hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of long-term debt of Park and its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Park and its subsidiaries on a consolidated basis.



                                            Very truly yours,

                                            PARK NATIONAL CORPORATION

                                            /s/ John W. Kozak
                                            -------------------------
                                            John W. Kozak
                                            Chief Financial Officer